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                                                                    Exhibit 99.2


                                   (AMEX:GTA)

AT THE COMPANY
W. Bradley Blair, II
President and Chief Executive Officer
Scott D. Peters
Chief Financial Officer
(843) 723-4653

FOR IMMEDIATE RELEASE
AUGUST 10, 2001


                GOLF TRUST OF AMERICA, INC. ANNOUNCES CORRECTION
                         TO JULY 31, 2001 PRESS RELEASE

CHARLESTON, SC, AUGUST 10, 2001 -- Golf Trust of America, Inc. (AMEX:GTA), a real estate investment trust, announced today that the Press Release sent July 31, 2001 should have stated the number of courses sold at 6.5 and the number still owned at 26.

Golf Trust of America, Inc. is a real estate investment trust involved in the ownership of high-quality golf courses in the United States. The Company currently owns an interest in 26 (eighteen-hole equivalent) golf courses. Additional information, including an archive of all corporate press releases, is available over the Company's website at www.golftrust.com.
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                                      # # #

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS INCLUDING GENERAL ECONOMIC CONDITIONS, COMPETITION FOR GOLF COURSE ACQUISITIONS, THE AVAILABILITY OF EQUITY AND DEBT FINANCING, INTEREST RATES AND OTHER RISK FACTORS AS OUTLINED IN THE COMPANY'S SEC REPORTS.